Exhibit 10.7

AMENDMENT TO

2007 NON-QUALIFIED STOCK OPTION PLAN

OF

SEITEL HOLDINGS, INC.

The 2007 Non-Qualified Stock Option Plan of Seitel Holdings, Inc. (the “Plan”) is hereby amended, effective as of May 23, 2011, as follows:

1. The following definitions set forth in Section 2 are hereby amended and restated in their entirety to read as follows:

“Cause” shall have the meaning ascribed to such term in the applicable Employment Agreement between the Participant and the Company or a Subsidiary, or if none or not defined therein, “Cause” shall mean the Participant’s (i) conviction of (or pleading nolo contendere to) a felony, a crime of moral turpitude, or any crime involving the Company or its Subsidiaries; (ii) willful or intentional misconduct or willful or gross neglect in connection with the performance of the Participant’s duties to the Company or its Subsidiaries; (iii) fraud, misappropriation or embezzlement, (iv) failure or refusal to substantially perform the Participant’s duties properly assigned to him or her (other than any such failure resulting from his or her Disability) after demand for substantial performance is delivered by the Board specifically identifying the manner in which the Board believes the Participant has not substantially performed such duties; and (v) breach in any material respect of the material terms and provisions of the Plan or any other agreement between the Participant and the Company or any of its Subsidiaries. Notwithstanding the foregoing, Cause shall not exist with respect to clauses (ii), (iv) or (v) until and unless the Participant fails to cure his or her improper actions (if capable of cure) within 30 days after written notice from the Board thereof; provided however, that the Participant shall be entitled to no more than one such opportunity to cure.

“Disability” has the meaning set forth in the applicable Employment Agreement between the Participant and the Company or a Subsidiary, or if none or not defined therein, “Disability” shall mean that the Participant, because of an accident or physical or mental illness, is incapable of performing his or her duties or services to the Company or any of its Subsidiaries; provided, however, that a Participant will be deemed to have become incapable of performing his or her duties or services to the Company or any of its Subsidiaries, if, and only if, he or she is incapable of doing so for (i) a continuous period of 180 days and remains so incapable at the end of such 180 day period or (ii) periods amounting in the aggregate to 240 days within any one period of 365 days and remains so incapable at the end of such aggregate period of 240 days.

“Investor” means ValueAct Capital Master Fund, L.P., Centerbridge Capital Partners II, L.P. and Centerbridge Capital Partners SBS II, L.P., or any of their respective Permitted Transferees (as defined in the Securities Holders Agreement).

“Securities Holders Agreement” or “Stockholders’ Agreement” means the Amended and Restated Securities Holders Agreement, dated as of May 23, 2011, by and among the Company, ValueAct Capital Master Fund, L.P., Centerbridge Capital Partners II, L.P., Centerbridge Capital Partners SBS II, L.P. and the Management Investors identified therein.

2. Clause (i) of Section 9 is hereby amended and restated in its entirety to read as follows:

(i) The Company will have no duty or obligation to disclose to any Participant, and no Participant will have any right to be advised of, any material information regarding the Company or its Subsidiaries at any time prior to, upon or in connection with the exercise of any repurchase rights in the Securities Holders Agreement, with respect to any Option or Common Stock acquired upon the exercise of an Option.

3. The last sentence of clause (iii) of Section 10 is hereby amended and restated in its entirety to read as follows:

(iii) In addition, and notwithstanding anything to the contrary herein, any Option (and Common Stock acquired upon exercise thereof) will, regardless of whether subject to restrictions or conditions or whether vested under the applicable terms of the Plan or Agreement, be subject to the Repurchase Option upon any termination of the Employee’s employment or other service with the Company or any Subsidiary in accordance with the terms of the Securities Holders Agreement.

Except as otherwise amended herein, the Plan shall remain in full force and effect.

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SEITEL HOLDINGS, INC.

By:	/s/	Gregory P. Spivy
Gregory P. Spivy
Vice President, Secretary and Treasurer

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